EXHIBIT 99.2
 PGT Innovations  Q3 2019 Financial results  November 7, 2019

 FORWARD LOOKING STATEMENTS  Statements in this presentation regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “expected,” “excited,” “guidance,” “believe,” “expect,” “may,” “outlook,” “forecast,” “intend,” “could,” “project,” “estimate,” “anticipate,” “should,” “plan” and similar terminology. These risks and uncertainties include factors such as:adverse changes in new home starts and home repair and remodeling trends, especially in the state of Florida, where the substantial portion of our sales are currently generated, and in the western United States, where the substantial portion of the sales of Western Window Systems’ operations are generated, and in the U.S. generally;macroeconomic conditions in Florida, where the substantial portion of our sales are generated, and in California, Texas, Arizona, Nevada, Colorado, Oregon, Washington and Hawaii, where the substantial portion of the sales of Western Window Systems are currently generated, and in the U.S. generally;our level of indebtedness, which increased in connection with our acquisition of Western Window Systems;the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, the Western Window Systems acquisition;the risk that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits expected from the Western Window Systems acquisition may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates;raw material prices, especially for aluminum, glass and vinyl, including, price increases due to the implementation of tariffs and other trade-related restrictions;our dependence on a limited number of suppliers for certain of our key materials;sales fluctuations to and changes in our relationships with key customers;increases in bad debt owed to us by our customers in the event of a downturn in the home repair and remodeling or new home construction channels in our core markets and our inability to collect such debt;in addition to the Western Window Systems acquisition, our ability to successfully integrate businesses we may acquire, or that any business we acquire may not perform as we expected at the time we acquired it;increases in transportation costs, including due to increases in fuel prices;our dependence on our impact-resistant product lines and contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products;product liability and warranty claims brought against us;federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations;our dependence on our limited number of geographically concentrated manufacturing facilities;risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by “hackers” and theft of data and information from our systems, and the risks that our information technology systems do not function as intended or experience temporary or long-term failures to perform as intended; andthe risks and uncertainties discussed under Part I, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 29, 2018.Forward looking statements in this presentation include our expectations regarding: (i) the impact of our strategic pillars on customer and shareholder value; (ii) market volumes in 2020 and the initiatives we undertake to drive above-market growth; (iii) the results of our strategic growth projects; (iv) the results of our advertising, marketing and promotional activities; (v) possible strategic acquisitions and the benefits they may provide; (vi) the strength of our balance sheet and our capital structure; (vii) our updated guidance for 2019 set forth in this presentation; (viii) the possible benefits of investing in talent and R&D; (ix) operational efficiencies and margin expansion; and (x) our ability to capture profitable growth in the new construction and repair and remodel markets. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances from the date of this presentation.  2

 Use of Non-GAAP Financial Measures  This presentation and the financial schedules include financial measures and terms not calculated in accordance with U.S. generally accepted accounting principles (GAAP). We believe that presentation of non-GAAP measures such as adjusted net income, adjusted net income per share, and adjusted EBITDA provides investors and analysts with an alternative method for assessing our operating results in a manner that enables investors and analysts to more thoroughly evaluate our current performance compared to past performance. We also believe these non-GAAP measures provide investors with a better baseline for assessing our future earnings potential. The non-GAAP measures included in this release are provided to give investors access to types of measures that we use in analyzing our results.Adjusted net income consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted net income per share consists of GAAP net income per share adjusted for the items included in the accompanying reconciliation. We believe these measures enable investors and analysts to more thoroughly evaluate our current performance as compared to the past performance and provide a better baseline for assessing the Company's future earnings potential. However, these measures do not provide a complete picture of our operations.Adjusted EBITDA consists of net income, adjusted for the items included in the accompanying reconciliation. We believe that adjusted EBITDA provides useful information to investors and analysts about the Company's performance because they eliminate the effects of period-to-period changes in taxes, costs associated with capital investments and interest expense. Adjusted EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the actual funds generated from operations or available for capital investments.Our calculations of adjusted net income and adjusted net income per share, and adjusted EBITDA are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP measures. Schedules that reconcile adjusted net income, adjusted net income per share, and adjusted EBITDA to GAAP net income are included in the financial schedules accompanying this release.Adjusted EBITDA as used in the calculation of the net debt-to-Adjusted EBITDA ratio, consists of our adjusted EBITDA as described above, but for the trailing twelve-month period, adjusted pursuant to the covenants contained in our credit agreements.  3

 Executing 4 Strategic Pillars expected to Create Long-Term Customer and Shareholder Value   4  Customer-centric focus to drive brand recognition, loyalty and growth  Attracting and retaining talented, dedicated leaders to drive our business  Investing in our business and scaling our operations to meet expected increasing demand in the long-term  Strategically allocating capital generated from our free cash flow to support our growth

THIRD QUARTER KEY MESSAGES

Q3 2019	vs. Q3 2018
$198M Net Sales	↓ 0.6%
35.4% Gross Margins	↓ 1.3%
17.7% Adjusted EBITDA Margin[1]	↓ 2.3%

Highlights

- Q3 2019 a difficult comp vs tremendous growth in 2018, driven by heightened awareness from Hurricane Irma
- Sales disruptions from Hurricane Dorian reduced Q3 2019 sales by approximately $5M
- Margins impacted by promotional investments in SEBU following Hurricane Dorian and labor investments in WEBU in response to heightened custom product mix and new product launches

INVENT. BUILD. DELIVER.

1. Refer to reconciliation to GAAP

5

LEGACY MARKET PERFORMANCE



Y/Y change in Repair & Remodel Sales[1]
Hurricane Irma
3-yr CAGR = 10.5%
14%
25%
0%
30%
32%
30%
56%
18%
-4%
-8%
-13%
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

- Tough comparisons through Q3 2019, easing in Q4 2019 and into 2020
- 3-year CAGR = 10.5% through Q3 2019
- Expect market volumes to be flat in 2020
- Implementing initiatives expected to drive above-market sales growth



Y/Y change in New Construction Sales[1]
Hurricane Irma
3-yr CAGR = 3.3%
11%
3%
-5%
11%
13%
12%
22%
19%
9%
1%
-5%
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

- Sales into the new construction market declined 5% in Q3 2019 despite 9% Florida single-family permit decline in Q2 2019
- Strategic focus on corporate builder adoption of impact products
- Expect market volumes to be flat to single-digit growth in 2020 with initiatives expected to drive above-market growth

PGT INNOVATIONS INVENT. BUILD. DELIVER.

1. Source: Internal PGT Innovations data

6

Q3 FINANCIAL RESULTS

Q3 2019	vs. Q3 2018
$198M Net Sales	↓ 0.6%
35.4% Gross Margins	↓ 1.3%
$0.26 Diluted EPS	No Change
$35.0M Adjusted EBITDA[1]	↓ 12%

Highlights

- Legacy R&R decline of 13% overlapping the 56% growth rate in Q3 2018
- Western Window Systems grew 11 percent on pro forma basis despite a 6 percent decline in single family permits in core California markets in Q2 2019
- Adjusted EBITDA declined by 12%
  - Sales disruptions from Hurricane Dorian
  - Increased promotional investments
  - Increased custom mix at Western Window Systems

INVENT. BUILD. DELIVER.

1. Refer to reconciliation to GAAP

7

STRONG BALANCE SHEET



Net Debt[1] and Leverage Ratio[2]
Acquisition of
Impact Resistant Windows & Doors
WE'RE STRONGER
Acquisition of
WinDoor
OPENING POSSIBILITIES.
Acquisition of
western window systems
1.2x 1.0x 3.5x 2.8x 2.4x 2.3x 2.1x 2.0x 3.3x 3.2x 3.0x 2.9x 2.9x 2.6x 2.5x 2.2x 2.0x 1.6x 2.5x 2.2x 2.2x 2.0x 2.2x
47 44 156 157 150 151 143 136 253 239 234 225 225 214 199 190 190 160 355 326 334 294 297
1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19
Net Debt
Leverage Ratio

Highlights

- Ended Q3 2019 with net debt of $297 million, up from $294 million in Q2 2019. Driven by timing of semi-annual interest payments.
- Net debt to trailing-twelve month adjusted EBITDA of 2.2 times, pro forma for Western Window Systems acquisition.
- Stock repurchases of $5.5M in the quarter.
- Proven track record of deleveraging following acquisitions.

1. Net debt is total consolidated funded indebtedness as calculated in accordance with our credit agreement except on an all cash netted basis. Adjusted EBITDA is calculated in accordance with our credit agreement. Refer to reconciliation to GAAP.
2. Leverage ratio defined as net debt divided by trailing-twelve-month adjusted EBITDA; refer to reconciliation to GAAP.

PGT INNOVATIONS
INVENT. BUILD. DELIVER.

8

CAPITAL ALLOCATION PRIORITIES

1 Internal Investment

- Strategic growth projects expected to drive margin improvement
- Advertising and marketing investments expected to drive sales

2 Strategic Acquisitions

- Strategic acquisitions are expected to grow shareholder value
- Expansion into new geographies or customer markets or other window and door products with different market positioning

3 Debt Reduction

- Expect to maintain a strong balance sheet and conservative capital structure
- Repaid $160 million of existing credit facility during second half of 2018

4 Share Repurchase

- Authorization in place for up to $24.5 million of share repurchases following $5.5 million of repurchases in Q3 2019.

PGT INNOVATIONS
INVENT. BUILD. DELIVER.
9

revised Full-Year 2019 Guidance  10            Full-Year 2018 Results  Updated 2019 Guidance as of 11/7/19  Updated 2019 Guidance vs. Full-Year 2018  Prior 2019 Guidanceas of 8/1/19  Net Sales$698M  Net Sales$730M – $740M    5% – 6%  Net Sales$740M – $765M   Adjusted EBITDA1$127M  Adjusted EBITDA$126M – $130M    0% – 2%  Adjusted EBITDA$137M – $145M   Adjusted EPS1$1.18  Adjusted EPS$0.79 – $0.84    Adjusted EPS$0.90 – $1.00              1. Refer to reconciliation to GAAP

 Why Invest in PGT Innovations  11            National leader in growing premium impact-resistant and indoor/outdoor window and door category  Expect to continue investing in talent and R&D to remain an industry leader in innovation and product development  Continued focus on operational efficiencies expected to drive additional margin expansion  Execution of our strategy expected to create long-term customer and shareholder value  Well positioned with diversified product portfolio to capture profitable growth in new construction and repair and remodel channels

 Q&A  12

 Appendix  13  Reconciliation to Adjusted Net Income, Adjusted Net Income per Share-diluted, Adjusted EBITDA, and Adjusted EBITDA per our bank covenants

 Reconciliation of GAAP to NON-gaap MEASURES(unaudited - in thousands, except per share amounts)THREE MONTHS ENDED SEPTEMBER 28, 2019 AND SEPTEMBER 29, 2018  14      Three Months Ended          9/28/2019    9/29/2018

 15    Reconciliation of GAAP to NON-gaap MEASURES(unaudited - in thousands, except per share amounts)Three Months ended SEPTEMBER 28, 2019 AND SEPTEMBER 29, 2018

 Reconciliation of GAAP to NON-gaap MEASURES(unaudited - in thousands, except per share amounts)YEAR ENDED DECEMBER 29, 2018  16        Year Ended            12/29/2018      Reconciliation to Adjusted Net Income and Adjusted Net Income per share (1):                 Net income         $ 53,933         Reconciling items:                 Debt extinguishment costs (2)         3,375         Facility and equipment relocation costs (3)         833         Gains on sales of assets under Cardinal APA (4)         (2,551)        Transaction-related costs and effects (5)         4,144         Management reorganization and other corporate costs (6)         1,560         Write-offs of deferred lenders fees and discount relating to debt prepayments (7)        5,557         Tax effect of Tax Cuts and Jobs Act (8)         231         Tax effect of reconciling items         (3,271)        Adjusted net income        $ 63,811        Weighted-average diluted shares         54,106         Adjusted net income per share – diluted        $1.18        Reconciliation to Adjusted EBITDA (1):                 Depreciation and amortization expense         $ 24,450         Interest expense, net         26,529         Income tax expense (benefit)         11,272         Reversal of tax effect of reconciling items for adjusted net income above         3,271         Reconciling item included in interest expense, net         (5,557)        Tax effect of Tax Cuts and Jobs Act (8)         (231)        Stock-based compensation expense (9)         3,383         Adjusted EBITDA         $ 126,928        Adjusted EBITDA as percentage of net sales        18.2%

 Reconciliation of GAAP to NON-gaap MEASURES(unaudited - in thousands, except per share amounts)year ended December 29, 2018    17  The Company's non-GAAP financial measures were explained in its Form 8-K filed February 27, 2019. Represents debt extinguishment costs of $3.1 million recognized in the first quarter of 2018 relating to the Company's second refinancing and second amendment of the 2016 Credit Agreement on March 16, 2018, and $296 thousand in the third quarter relating to changes in lender positions under the revolving credit portion of the 2016 Credit Agreement. Represents costs associated with planned relocations of certain equipment and product lines, including the manufacturing operations of CGI Windows & Doors into its new facility in Hialeah, FL, costs associated with machinery and equipment relocations within our glass plant operations in North Venice, FL as the result of our planned disposal of certain glass manufacturing assets to Cardinal Glass Industries, and relocation of our EZ Breeze porch enclosures product line to our Orlando manufacturing facility. Of the $833 thousand, $814 thousand is classified within cost of sales during 2018, with the remainder classified within selling, general and administrative expenses. Represents gains from sales of assets to Cardinal LG Company (Cardinal) under an Asset Purchase Agreement (APA) dated September 22, 2017. Pursuant to the terms of the APA, which required us to transfer assets to Cardinal in phases, during the second quarter of 2018, we made transfers of assets to Cardinal which had a net book value totaling $3.2 million and fair value totaling $5.8 million, resulting in the recognition of gains totaling $2.6 million, classified as gains on sales of assets in the year ended December 29, 2018. Represents costs and other effects relating to our acquisition of Western Window Systems, which we announced on July 24, 2018, and completed on August 13, 2018. Of the $4.1 million in the year ended December 29, 2018, $3.8 million relates to transaction-related costs classified within selling, general and administrative expenses. The remaining $392 thousand relates to an opening balance sheet inventory valuation adjustment which is classified within cost of sales in the year ended December 29, 2018. Represents certain costs incurred relating to a fourth quarter legal settlement and regulatory actions, as well as costs relating to a unique warranty issue. Represents non-cash charges from write-offs of deferred lenders fees and discount relating to prepayments of borrowings outstanding under the term loan portion of the 2016 Credit Agreement totaling $160.0 million, of which $152.0 million was in the 2018 third quarter using proceeds from the issuance of 7 million shares of Company common stock in the 2018 Equity Issuance, and $8.0 million was in the 2018 fourth quarter using cash on hand, included in interest expense, net, in the three months and year ended December 29, 2018. Represents the 2018 adjustment to a discrete non-cash tax benefit recognized in 2017, relating to accounting for the decrease in our net deferred tax liability due to the reduction in the Federal corporate income tax rate under the Tax Cuts and Jobs Act legislation enacted on December 22, 2017. Beginning in 2018, we updated our reporting of adjusted EBITDA to exclude non-cash stock-based compensation expense.

 Reconciliation of GAAP to NON-gaap MEASURES(in MILLIONS)  18

 19    Reconciliation of GAAP to NON-gaap MEASURES  Represents the total of the adjustments consistent with previously published and publicly available earnings releases as issued by the Company relating to the period for which the total adjustments is presented.Beginning in 2018, the Company updated its reporting of adjusted EBITDA for its publicly issued earnings to exclude non-cash stock-based compensation expense. As such, the total of the adjustments per previously published earnings as presented herein will not agree to the total adjustments as previously issued for periods prior to 2018, as they have been revised as a result of this change in presentation.Calculated in accordance with the covenants pursuant to the Company’s then existing credit agreement, which includes adjustments for expected cost savings, operating expense reductions and synergies related to acquisitions, as well as the earnings of the acquired entity on a pro forma basis for any pre-acquisition period within the trailing twelve-months relating to the period of the calculation.